                                                                  Exhibit (j)

                               CUSTODIAN AGREEMENT

                                   Dated as of

                              ______________, 2004

                                     Between


                   SCUDDER GLOBAL COMMODITIES STOCK FUND, INC.


                                       and


                          BROWN BROTHERS HARRIMAN & CO.

                                TABLE OF CONTENTS

                                    ARTICLE I

                            APPOINTMENT OF CUSTODIAN

                                   ARTICLE II

                         POWERS AND DUTIES OF CUSTODIAN

2.1.  Safekeeping.........................................................     6
2.2.  Manner of Holding Securities........................................     6
2.3.  Registered Name; Nominee............................................     6
2.4.  Purchases by the Fund...............................................     7
2.5.  Exchanges of Securities.............................................     8
2.6.  Sales of Securities.................................................     8
2.7.  Depositary Receipts.................................................     9
2.8.  Exercise of Rights; Tender Offers...................................     9
2.9.  Stock Dividends, Rights, Etc........................................     9
2.10. Options and Swaps...................................................     9
2.11. Futures and Forward Contracts.......................................    10
2.12. Borrowings..........................................................    11
2.13. Bank Accounts.......................................................    11
2.14. Interest-Bearing Deposits...........................................    12
2.15. Foreign Exchange Transactions.......................................    12
2.16. Securities Loans....................................................    13
2.17. Collections.........................................................    13
2.18. Dividends, Distributions and
         Redemptions......................................................    14
2.19. Proxies; Communications Relating to
         Portfolio Securities.............................................    14
2.20. Bills...............................................................    15
2.21. Nondiscretionary Details............................................    15
2.22. Deposit of Fund Assets in Securities
         Systems..........................................................    15
2.23. Other Transfers.....................................................    16
2.24. Establishment of Segregated Accounts................................    17
2.25. Custodian Advances..................................................    17

                                TABLE OF CONTENTS

                                   ARTICLE III

                    PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

                               AND RELATED MATTERS

3.1.  Proper Instructions and Special
         Instructions.....................................................    18
3.2.  Authorized Persons..................................................    19
3.3   Persons Having Access to Assets of the Fund  19
3.4.  Actions of Custodian Based on Proper
         Instructions and Special Instructions............................    19

                                   ARTICLE IV

                                  SUBCUSTODIANS

4.1.  Domestic Subcustodians..............................................    20
4.2.  Foreign Subcustodians and Interim
         Subcustodians....................................................    20
4.3.  Termination of a Subcustodian.......................................    22
4.4.  Agents..............................................................    22

                                    ARTICLE V

                        STANDARD OF CARE; INDEMNIFICATION

5.1.  Standard of Care....................................................    23
5.2.  Liability of Custodian for Actions of
         Other Persons....................................................    24
5.3.  Indemnification.....................................................    25
5.4.  Investment Limitations..............................................    26
5.5.  Fund's Right to Proceed.............................................    26

                                   ARTICLE VI

                                     RECORDS

6.1.  Preparation of Reports..............................................    27
6.2.  Custodian's Books and Records.......................................    27
6.3.  Opinion of Fund's Independent Certified
         Public Accountants...............................................    28
6.4.  Reports of Custodian's Independent
         Certified Public Accountants.....................................    28
6.5.  Information Regarding Foreign Subcustodians
         and Foreign Depositories.........................................    28

                                TABLE OF CONTENTS

                                   ARTICLE VII

                                 CUSTODIAN FEES

                                  ARTICLE VIII

                                   TERMINATION

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1.  Execution of Documents..............................................    33
9.2.  Entire Agreement....................................................    33
9.3.  Waivers and Amendments..............................................    33
9.4.  Captions............................................................    33
9.5.  Governing Law.......................................................    33
9.6.  Notices.............................................................    33
9.7.  Successors and Assigns..............................................    34
9.8.  Counterparts........................................................    34
9.9.  Representative Capacity; Nonrecourse
         Obligations......................................................    34


Appendix A     Procedures Relating to Custodian's Security Interest

Appendix B     Subcustodians, Foreign Countries, and Foreign Depositories

Appendix C     Sources of Price Quotations

                           FORM OF CUSTODIAN AGREEMENT

      CUSTODIAN AGREEMENT dated as of ___________, 2004, between Scudder Global Commodities Stock Fund, Inc. (the "Fund"), a Maryland corporation, and Brown Brothers Harriman & Co. (the "Custodian"), a New York limited partnership. The Fund is entering into this Agreement on behalf of each of its series existing as of the date hereof. The Custodian shall treat the assets of each series as a separate Fund hereunder, and any reference to "Fund" shall refer to a series of the Fund as the context shall require. In the event the Fund establishes one or more additional series after the date hereof, with respect to which the Fund desires to have the Custodian render services as Custodian hereunder, the Fund shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series shall become a Fund or Funds hereunder.

            In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                            APPOINTMENT OF CUSTODIAN

            The Fund hereby employs and appoints the Custodian as a custodian for the term of and subject to the provisions of this Agreement. The Fund agrees to deliver to the Custodian all securities, cash and other assets owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund as may be issued or sold from time to time.

            The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities, cash or other assets owned by the Fund and shall have no responsibility or liability for or on account of securities, cash or other assets not so delivered. The Fund will deposit with the Custodian copies of the Articles of Incorporation and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

                                   ARTICLE II

                         POWERS AND DUTIES OF CUSTODIAN

            The Custodian shall have and perform, or cause to be performed in accordance with this Agreement, the powers and duties set forth in this Article
II. Pursuant to and in accordance with Article IV, the Custodian may appoint one or more Subcustodians (as that term is defined in Article IV) to exercise the powers and perform the duties of the Custodian set forth in this Article II and, except as the context shall otherwise require, references to the Custodian in this Article II shall include any Subcustodian so appointed.

            2.1. SAFEKEEPING. The Custodian shall keep safely the cash, securities and other assets of the Fund that have been delivered to the Custodian and from time to time shall accept delivery of cash, securities and other assets for safekeeping.

            2.2. MANNER OF HOLDING SECURITIES. (a) The Custodian shall hold securities of the Fund (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or the broker's receipts or confirmations for forward contracts, futures contracts, options and similar contracts and securities, or (ii) in book-entry form by a Securities System (as that term is defined in section 2.22) or (iii) by a Foreign Depository (as that term is defined in section 4.2(a)).

            (b) The Custodian shall identify securities and other assets held by it hereunder as being held for the account of the Fund and shall require each Subcustodian to identify securities and other assets held by such Subcustodian as being held for the account of the Custodian for the Fund (or, if authorized by Special Instructions, for customers of the Custodian) or for the account of another Subcustodian for the Fund (or, if authorized by Special Instructions, for customers of such Subcustodian); provided that if assets are held for the account of the Custodian or a Subcustodian for customers of the Custodian or such Subcustodian, the records of the Custodian shall at all times indicate the Fund and other customers of the Custodian for which such assets are held in such account and their respective interests therein.

            2.3. REGISTERED NAME; NOMINEE. (a) The Custodian shall hold registered securities and other assets of the Fund (i) in the name of the Custodian (including any Subcustodian), the Fund, a Securities System, a Foreign Depository or any nominee of any such person or (ii) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity, provided that such securities and other assets of the Fund are held in an account of the Custodian containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

            (b) Except with respect to securities or other assets which under local custom and practice generally accepted by Institutional Clients are held in the investor's name, the Custodian shall not hold registered securities or other assets in the name of the Fund, and shall require each Subcustodian not to hold registered securities or other assets in the name of the Fund, unless the Custodian or such Subcustodian promptly notifies the Fund that such registered securities are being held in the Fund's name and causes the Securities System, Foreign Depository, issuer or other relevant person to direct all correspondence and payments to the address of the Custodian or such Subcustodian, as the case may be.

            2.4. PURCHASES BY THE FUND. Upon receipt of Proper Instructions (as that term is defined in section 3.1(a)) and insofar as funds are available for the purpose (or as funds are otherwise provided by the Custodian at its discretion pursuant to section 2.25), the Custodian shall pay for and receive securities or other assets purchased for the account of the Fund, payment being made only upon receipt of the securities or other assets (a) by the Custodian, or (b) by credit to an account which the Custodian may have with a Securities System, clearing corporation of a national securities exchange, Foreign Depository or other financial institution approved by the Fund. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of repurchase agreements entered into by the Fund in a transaction involving a Securities System or a Foreign Depository, the Custodian may release funds to the Securities System or Foreign Depository prior to the receipt of advice from the Securities System or Foreign Depository that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in section 2.22) of the Custodian maintained with such Securities System or similar account with a Foreign Depository, provided that the instructions of the Custodian to the Securities System or Foreign Depository require that the Securities System or Foreign Depository, as the case may be, may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account, (ii) in the case of futures and forward contracts, options and similar securities, foreign currency purchased from third parties, time deposits, foreign currency call account deposits, and other bank deposits, and transactions pursuant to sections 2.10, 2.11, 2.13, 2.14 and 2.15, the Custodian may make payment therefor prior to delivery of the contract, currency, option or security without receiving an instrument evidencing said contract, currency, option, security or deposit, and (iii) in the case of the purchase of securities or other assets the settlement of which occurs outside the United States of America, the Custodian may make payment therefor and receive delivery thereof in accordance with local custom and practice generally accepted by Institutional Clients (as defined below) in the country in which settlement occurs, provided that in every case the Custodian shall be subject to the standard of care set forth in Article V and to any Special Instructions given in accordance with section 3.1(b). Except in the cases provided for in the immediately preceding sentence, in any case where payment for purchase of securities or other assets for the account of the Fund is made by the Custodian in advance of receipt of the securities or other assets so purchased in the absence of Proper Instructions to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities or other assets to the same extent as if the securities or other assets had been received by the Custodian. For purposes of this Agreement, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a substantial part of their business operations, purchase or sell securities and make use of custodial services.

            2.5. EXCHANGES OF SECURITIES. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without Proper Instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in section 2.3, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued are to be delivered to the Custodian.

            2.6. SALES OF SECURITIES. Upon receipt of Proper Instructions, the Custodian shall make delivery of securities or other assets which have been sold for the account of the Fund, but only against payment therefor (a) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or
(b) by credit to the account of the Custodian with a Securities System, clearing corporation of a national securities exchange, Foreign Depository or other financial institution approved by the Fund by Proper Instructions. However, (i) in the case of delivery of physical certificates or instruments representing securities, the Custodian may make delivery to the broker acting as agent for the buyer of the securities, against receipt therefor, for examination in accordance with "street delivery" custom, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent and (ii) in the case of the sale of securities or other assets the settlement of which occurs outside the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which settlement occurs, provided that in every case the Custodian shall be subject to the standard of care set forth in Article V and to any Special Instructions given in accordance with section 3.1(b). Except in the cases provided for in the immediately preceding sentence, in any case where delivery of securities or other assets for the account of the Fund is made by the Custodian in advance of receipt of payment for the securities or other assets so sold in the absence of Proper Instructions to so deliver in advance, the Custodian shall be absolutely liable to the Fund for such payment to the same extent as if such payment had been received by the Custodian.

            2.7. DEPOSITARY RECEIPTS. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used by an issuer of American Depositary Receipts, European Depositary Receipts, Global Depositary Receipts, International Depositary Receipts and other types of Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

            Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to the Custodian.

            2.8. EXERCISE OF RIGHTS; TENDER OFFERS. Upon receipt of Proper Instructions, the Custodian shall (a) deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, futures contracts, options, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and (b) deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of security ownership of which the Custodian receives notice or otherwise becomes aware, and shall promptly notify the Fund of any such action in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

            2.9. STOCK DIVIDENDS, RIGHTS, ETC. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and shall deal with the same as it would other deposited assets or as directed in Proper Instructions.

            2.10. OPTIONS AND SWAPS. Upon receipt of Proper Instructions or instructions from a third party properly given under any Procedural Agreement, the Custodian shall (a) receive and retain confirmations or other documents (to the extent confirmations or other documents are provided to the Custodian) evidencing the purchase, sale or writing of an option or swap of any type on or in respect of a security, securities index, currency or similar form of property by the Fund; (b) deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or Foreign Depository or with a broker, dealer or other party designated by the Fund, securities, cash or other assets in connection with options transactions or swap agreements entered into by the Fund; (c) transfer securities, cash or other assets to a Securities System, Foreign Depository, broker, dealer or other party or organization, as margin (including variation margin) or other security for the Fund's obligations in respect of an option or swap; and (d) pay, release and/or transfer such securities, cash or other assets only in accordance with a notice or other communication evidencing the expiration, termination, exercise of any such option or default under any such option or swap furnished by The Options Clearing Corporation, the securities or options exchange on which such option is traded, or such other organization, party, broker or dealer as may be responsible for handling such options or swap transactions or have authority to give such notice or communication under a Procedural Agreement. Subject to the standard of care set forth in Article V (and to its safekeeping duties set forth in section 2.1), the Custodian shall not be responsible for the sufficiency of assets held in any segregated account established and maintained in accordance with Proper Instructions or instructions from a third party properly given under any Procedural Agreement or for the performance by the Fund or any third party of its obligations under any Procedural Agreement. For purposes of this Agreement, a "Procedural Agreement" is a procedural agreement relating to options, swaps (including caps, floors and similar arrangements), futures contracts, forward contracts or borrowings by the Fund to which the Fund, the Custodian and a third party are parties.

            2.11. FUTURES AND FORWARD CONTRACTS. Upon receipt of Proper Instructions or instructions from a third party properly given under any Procedural Agreement, the Custodian shall (a) receive and retain confirmations or other documents (to the extent confirmations or other documents are provided to the Custodian) evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund or the entry into a forward contract by the Fund; (b) deposit and maintain in a segregated account, either physically or by book entry in a Securities System or Foreign Depository, for the benefit of any futures commission merchant, or pay to such futures commission merchant, securities, cash or other assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written, purchased or sold by the Fund or any forward contracts entered into, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations on which such contracts or options are traded; and (c) pay, release and/or transfer securities, cash or other assets into or out of such margin accounts only in accordance with any such agreements or rules. Subject to the standard of care set forth in Article V, the Custodian shall not be responsible for the sufficiency of assets held in any such margin account established and maintained in accordance with Proper Instructions or instructions from a third party properly given under any Procedural Agreement or for the performance by the Fund or any third party of its obligations under any Procedural Agreement.

            2.12. BORROWINGS. Upon receipt of Proper Instructions or instructions from a third party properly given under any Procedural Agreement, the Custodian shall deliver securities of the Fund to lenders or their agents, or otherwise establish a segregated account as agreed to by the Fund and the Custodian, as collateral for borrowings effected by the Fund, but only against receipt of the amounts borrowed (or to adjust the amount of such collateral in accordance with the Procedural Agreement), provided that if such collateral is held in book-entry form by a Securities System or Foreign Depository, such collateral may be transferred by book-entry to such lender or its agent against receipt by the Custodian of an undertaking by such lender to pay such borrowed money to or upon the order of the Fund on the next business day following such transfer of collateral.

      2.13. BANK ACCOUNTS. The Custodian shall open and operate one or more accounts in the name of the Fund, subject only to draft or order by the Custodian, and to hold in such account or accounts all deposits denominated in U.S. and foreign currency, received for the account of the Fund, other than deposits with

Banking Institutions held in accordance with the last paragraph of this Section
2.13. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books and denominated in U.S. currency shall be that of a U.S. bank for a similar deposit. The obligation of the Custodian for any deposit denominated in any foreign currency shall have the benefit of and be subject to the provisions of the last paragraph of Section 5.1(b) hereof, and accordingly in the event and to the extent the Custodian shall be unable to make payment in the currency in which a certain deposit is denominated due to an act of God, sovereign event or other factor beyond its control, the Custodian's obligation to pay the Fund in respect of such foreign currency obligation shall be deferred or relieved until and to the extent the Custodian is able to make payment in such currency and accordingly shall not be payable on demand in U.S. currency.

      2.14. INTEREST-BEARING DEPOSITS. The Custodian shall place interest-bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to Proper Instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies, as the Fund may determine, and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such deposits as may be forwarded to the Custodian by the Banking Institution in question. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit. With respect to interest-bearing deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in section 2.17, and (b) so long as the Custodian exercises reasonable care and diligence in executing Proper Instructions, the Custodian shall have no responsibility for the failure of any Banking Institution to make payment in accordance with the terms of such an account. Upon receipt of Proper Instructions, the Custodian shall take such reasonable steps as the Fund deems necessary or appropriate to cause such deposits to be insured to the maximum extent possible by the Federal Deposit Insurance Corporation and any other applicable deposit insurers. The obligation of the Custodian for any interest-bearing deposit denominated in any foreign currency shall have the benefit of and be subject to the provisions of the last paragraph of Section 5.1(b) hereof, and accordingly in the event and to the extent the Custodian shall be unable to make payment in the currency in which a certain deposit is denominated due to an act of God, sovereign event or other factor or event beyond its control, the Custodian's obligation to pay the Fund in respect of such foreign currency obligation shall be deferred or relieved until and to the extent the Custodian is able to make payment in such currency and accordingly shall not be payable on demand in U.S. currency.

            2.15. FOREIGN EXCHANGE TRANSACTIONS. (a) Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund with such currency brokers or Banking Institutions as the Fund may direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements received by the Custodian evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in section 6.2. In connection with such transactions, upon receipt of Proper Instructions, the Custodian shall be authorized to make free outgoing payments of cash in the form of U.S. Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or that the option has been delivered or received. The Custodian shall have no authority to select third party foreign exchange dealers and, so long as the Custodian exercises reasonable care and diligence in executing Proper Instructions, shall have no responsibility for the failure of any such dealer to settle any such contract or option in accordance with its terms. The Fund shall reimburse the Custodian for any interest charges or reasonable out-of-pocket expenses incurred by the Custodian resulting from the failure or delay of third party foreign exchange dealers to deliver foreign exchange, other than interest charges and expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

            (b) The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to the Fund its services as principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with the Custodian as principal. The responsibility of the Custodian with respect to foreign exchange contracts and options executed with the Custodian as principal shall be that of a U.S. bank with respect to a similar contract or option.

            2.16. SECURITIES LOANS. Upon receipt of Proper Instructions, the Custodian shall deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof in accordance with the terms of a written securities lending agreement to which the Fund is a party or which is otherwise approved by the Fund.

            2.17. COLLECTIONS. The Custodian shall promptly collect, receive and deposit in the account or accounts referred to in section 2.13 all income, payments of principal and other payments with respect to the securities and other assets held hereunder, promptly endorse and deliver any instruments required to effect such collections and in connection therewith deliver the certificates or other instruments representing securities to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable; provided that the payment is to be made in such form and manner and at such time, which may be after delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the instrument representing the security, such Proper Instructions as the Custodian may receive, governmental regulations, the rules of the Securities System or Foreign Depository in which such security is held or, with respect to securities referred to in clause (iii) of the second sentence of section 2.4, in accordance with local custom and practice generally accepted by Institutional Clients in the market where payment or delivery occurs, but in all events subject to the standard of care set forth in Article V. The Custodian shall promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income or other payments with respect to securities or other assets of the Fund or in connection with transfer of securities or other assets. Pursuant to Proper Instructions, the Custodian shall take such other actions, which may involve an investment decision, as the Fund may request with respect to the collection or receipt of funds or the transfer of securities. Except in the cases provided for in the first sentence of this section, in any case where delivery of securities for the account of the Fund is made by the Custodian in advance of receipt of payment with respect to such securities in the absence of Proper Instructions to so deliver in advance, the Custodian shall be absolutely liable to the Fund for such payment to the same extent as if such payment had been received by the Custodian. The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing if any amount payable with respect to securities or other assets of the Fund is not received by the Custodian when due.

            2.18. DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Upon receipt of Proper Instructions, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized by Proper Instructions), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct (a) for the payment of dividends or other distributions to Fund shareholders or (b) for payment to the Fund shareholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

            2.19. PROXIES; COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. The Custodian shall, as promptly as is appropriate under the circumstances, deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices, announcements or information (including, without limitation, information relating to pendency of calls and maturities of securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund, and notices of the maturity of futures contracts (and options thereon) purchased or sold by the Fund) affecting or relating to securities owned by the Fund that are received by the Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominees shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect to securities or other assets of the Fund (except as otherwise herein provided) unless ordered to do so by Proper Instructions.

            The Custodian shall notify the Fund on or before ex-date (or if later within 24 hours after receipt by the Custodian of the notice of such corporate action) of all corporate actions affecting portfolio securities of the Fund received by the Custodian from the issuers of the securities involved, from third parties proposing a corporate action, from subcustodians, or from commonly utilized sources (including proprietary sources) providing corporate action information, a list of which will be provided by the Custodian to the Fund from time to time upon request. Information as to corporate actions shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, tender offers, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including ex-, record and pay dates and the amounts or other terms thereof. If the Fund desires to take action with respect to any corporate action, the Fund shall notify the Custodian within such period as will give the Custodian (including any Subcustodian) a sufficient amount of time to take such action.

            2.20. BILLS. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund (including but not limited to interest charges, taxes, advisory fees, compensation to Fund officers and employees, and other operating expenses of the Fund).

            2.21. NONDISCRETIONARY DETAILS. Without the necessity of express authorization from the Fund, the Custodian shall (a) attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, cash or other assets of the Fund held by the Custodian except as otherwise directed from time to time by the Board of Directors of the Fund, and (b) make payments to itself or others for minor expenses of handling securities or other assets and for other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

            2.22. DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by the Fund in (a) The Depository Trust Company, (b) the Participants Trust Company, (c) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (d) any other domestic clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository and whose use the Fund has previously approved by Special Instructions (as that term is defined in section 3.1(b)) (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

            (i) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

            (ii) The records of the Custodian with respect to securities of the Fund which are maintained in a securities System shall identify by book entry those securities belonging to the Fund;

            (iii) The Custodian shall pay for securities purchased for the account of the Fund only upon (A) receipt of advice from the

      Securities System that such securities have been transferred to the Account, and (B) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (1) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (2) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

            (iv) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian shall send to the Fund such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time; and

            (v) Upon receipt of Special Instructions, the Custodian shall terminate the use of any such Securities System on behalf of the Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of the Fund that had been maintained with such Securities System.

            2.23. OTHER TRANSFERS. The Custodian shall deliver securities, cash, and other assets of the Fund to a Subcustodian as necessary to effect transactions authorized by Proper Instructions. Upon receipt of Proper Instructions in writing in advance, the Custodian shall make such other disposition of securities, cash or other assets of the Fund in a manner other than or for purposes other than as enumerated in this Agreement, provided that such written Proper Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered and the name of the person or persons to whom delivery is to be made.

            2.24. ESTABLISHMENT OF SEGREGATED ACCOUNTS. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities or other assets of the Fund, including securities maintained by the Custodian in a Securities System, said account to be maintained (a) for the purposes set forth in sections 2.10, 2.11, 2.12 and 2.15; (b) for the purposes of compliance by the Fund with the procedures required by Release No. 10666 under the Investment Company Act of 1940, as amended (the "1940 Act"), or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

            2.25. CUSTODIAN ADVANCES. (a) In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its discretion without further Proper Instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of the Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable on demand by the Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund at a rate agreed upon in writing from time to time by the Custodian and the Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or other transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and the Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of securities for prompt delivery or to meet redemptions or emergency expenses or cash needs that are not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (an "Notice of Advance") of any Advance by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing. At the request of the Custodian, the Fund shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the Fund, as security for Advances provided to the Fund, under the terms and conditions set forth in Appendix A attached hereto.

                                   ARTICLE III

                    PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

            3.1. PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS.

            (a) Proper Instructions. As used in this Agreement, the term "Proper Instructions" shall mean: (i) a tested telex from the Fund or the Fund's investment manager or adviser, or a written request, direction, instruction or certification (which may be given by facsimile transmission) signed or initialed on behalf of the Fund by, one or more Authorized Persons (as that term is defined in section 3.2); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication (other than facsimile transmission) effected directly between electro-mechanical or electronic devices or systems (including, without limitation, computers) by the Fund or the Fund's investment manager or adviser or by one or more Authorized Persons on behalf of the Fund; provided that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Instructions given in the form of Proper Instructions under clause (i) shall be deemed to be Proper Instructions if they are reasonably believed by the Custodian to be genuine. Proper Instructions in the form of oral communications shall be confirmed by the Fund in the manner set forth in clauses (i) or (iii) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. The Fund, the Custodian and any investment manager or adviser of the Fund each is hereby authorized to record any telephonic or other oral communications between the Custodian and any such person. Proper Instructions may relate to specific transactions or to types or classes of transactions, provided that Proper Instructions may take the form of standing instructions only if they are in writing.

            (b) Special Instructions. As used in this Agreement, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i) included on the instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, facsimile transmission, mail or courier service or in such other manner as the Fund and the Custodian agree in writing.

            (c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

            3.2. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian a certificate, duly certified by the Secretary or Assistant Secretary of the Fund, setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund (each an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions.

            3.3. PERSONS HAVING ACCESS TO ASSETS OF THE FUND. Notwithstanding anything to the contrary in this Agreement, the Custodian shall not deliver any assets of the Fund held by the Custodian to or for the account of any Authorized Person, director, officer, employee or agent of the Fund, provided that nothing in this section 3.3 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, provided such action does not result in delivery of or access to assets of the Fund prohibited by this section 3.3; or (b) the Fund's independent certified public accountants from examining or reviewing the assets of the Fund held by the Custodian. The Fund shall provide a list of such persons to the Custodian, and the Custodian shall be entitled to rely upon such list and any modifications thereto that are provided to the Custodian from time to time by the Fund.

            3.4. ACTIONS OF CUSTODIAN BASED ON PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS. So long as and to the extent that the Custodian acts in accordance with Proper Instructions or Special Instructions, as the case may be, and the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received or delivered by it pursuant to this Agreement.

                                   ARTICLE IV

                                  SUBCUSTODIANS

            The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians and Interim Subcustodians (as such terms are defined below) to act on behalf of the Fund. For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians and Interim Subcustodians are referred to collectively as "Subcustodians."

            4.1. DOMESTIC SUBCUSTODIANS. The Custodian may, at any time and from time to time, at its own expense, appoint any bank as defined in section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a subcustodian for purposes of holding cash, securities and other assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"), provided that the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least 30 days prior to appointment of such Domestic Subcustodian, and the Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If following notice by the Custodian to the Fund regarding appointment of a Domestic Subcustodian and the expiration of 30 days after the date of such notice, the Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

            4.2. FOREIGN SUBCUSTODIANS AND INTERIM SUBCUSTODIANS. (a) Foreign Subcustodians. The Custodian may, at any time and from time to time, at its own expense, appoint: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under section 17(f) of the 1940 Act and the rules and regulations thereunder or exempted therefrom by order of the SEC, or (ii) any bank as defined in section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Fund as a subcustodian for purposes of holding cash, securities and other assets of the Fund and performing other functions of the Custodian in countries other than the United States of America (a "Foreign Subcustodian"); provided that prior to the appointment of any Foreign Subcustodian, the Custodian shall have obtained written confirmation of the approval of the Board of Directors of the Fund (which approval may be withheld in the sole discretion of such Board of Directors) with respect to (A) the identity and qualifications of any proposed Foreign Subcustodian, (B) the country or countries in which, and the securities depositories or clearing agencies (meeting the requirements of an "eligible foreign custodian" under section 17(f) of the 1940 Act and the rules and regulations thereunder or exempted therefrom by order of the SEC) through which, any proposed Foreign Subcustodian is authorized to hold Securities, cash and other assets of the Fund (each a "Foreign Depository") and (C) the form and terms of the subcustodian agreement to be entered into between such proposed Foreign Subcustodian and the Custodian. In addition, the Custodian may utilize directly any Foreign Depository, provided the Board of Directors shall have approved in writing the use of such Foreign Depository by the Custodian. Each such duly approved Foreign Subcustodian and the countries where and the Foreign Depositories through which it may hold securities and other assets of the Fund and the Foreign Depositories that the Custodian may utilize shall be listed in Appendix B, as it may be amended from time to time in accordance with the provisions of section 9.3. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed Foreign Subcustodian, including obtaining approval as provided in this section 4.2(a). The Custodian shall not agree to any material amendment to any subcustodian agreement entered into with a Foreign Subcustodian, or agree to permit any material changes thereunder, or waive any material rights under such agreement, except upon prior approval pursuant to Special Instructions. The Custodian shall promptly provide the Fund with notice of any such amendment, change, or waiver, whether or not material, including a copy of any such amendment. For purposes of this subsection, a material amendment, change or waiver means an amendment, change or waiver that may reasonably be expected to have an adverse effect on the Fund in any material way, including but not limited to the Fund's or the Board's obligations under the 1940 Act, including Rule 17f-5 thereunder.

            (b) Interim Subcustodians. In the event that the Fund shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act (whether because the Custodian has not appointed a Foreign Subcustodian in such country and entered into a subcustodian agreement with it or because the Board of Directors of the Fund has not approved the Foreign Subcustodian appointed by the Custodian in such country and the related subcustodian agreement), the Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing that no Foreign Subcustodian is approved in such country and the Custodian shall, upon receipt of Special Instructions, appoint any person designated by the Fund in such Special Instructions to hold such security or other asset. Any person appointed as a Subcustodian pursuant to this section 4.2(b) is hereinafter referred to herein as an "Interim Subcustodian." Each Interim Custodian and the securities or assets of the Fund that it is authorized to hold shall be set forth in Appendix B.

            In the absence of such Special Instructions, such security or other asset shall be held by such agent as the Custodian may appoint unless and until the Fund shall instruct the Custodian to move the security or other asset into the possession of the Custodian or a Subcustodian.

            4.3. TERMINATION OF A SUBCUSTODIAN. The Custodian shall (a) cause each Domestic Subcustodian and Foreign Subcustodian to, and (b) use its best efforts to cause each Interim Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, exercise its best efforts to recover any Losses (as hereinafter defined) incurred by the Fund because of such failure to perform from such Subcustodian under the applicable subcustodian agreement and, if necessary or desirable, terminate such subcustodian and appoint a replacement Subcustodian in accordance with the provisions of this Agreement. In addition to the foregoing, the Custodian (i) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (ii) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to the Fund, in each case in accordance with the termination provisions of the applicable subcustodian agreement.

            4.4. AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank, trust company, securities depository or clearing agency that is itself qualified to act as a custodian under the 1940 Act and the rules and regulations thereunder, as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided that the appointment of one or more Agents (other than an agent appointed to the second paragraph of section 4.2(b)) shall not relieve the Custodian of its responsibilities under this Agreement. Without limiting the foregoing, the Custodian shall be responsible for any notices, documents or other information, or any securities, cash or other assets of the Fund, received by any Agent on behalf of the Custodian or the Fund as if the Custodian had received such items itself.

                                    ARTICLE V

                       STANDARD OF CARE; INDEMNIFICATION

            5.1. STANDARD OF CARE.

            (a) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all Losses suffered or incurred by the Fund resulting from the failure of the Custodian to exercise such reasonable care and diligence. For purposes of this Agreement, "Losses" means any losses, damages, and expenses.

            (b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian or the Custodian, or any nominee of the Custodian or any Subcustodian, is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or action of any de facto or de jure government or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by the negligence, misfeasance or misconduct of such person.

            (c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any Losses to the Fund (i) the Custodian shall, and shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (ii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund.

            (d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund, or (ii) at the expense of the Custodian, such other counsel as the Fund may agree to, such agreement not to be unreasonably withheld or delayed; provided that with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in section 5.1(a).

            (e) Expenses. In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to the Fund for all reasonable costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the Custodian hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by the Fund in asserting any such claim, and all reasonable expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claim, provided that the Fund has recovered from the Custodian for such claim.

            (f) Liability for Past Records. The Custodian shall have no liability in respect of any Losses suffered by the Fund, insofar as such Losses arise from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian's employment hereunder.

            (g) Reliance on Certifications. The Secretary or an Assistant Secretary of the Fund shall certify to the Custodian the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any instructions or directions to the Custodian by the Fund's Board of Directors or shareholders. Any such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

            5.2. LIABILITY OF CUSTODIAN FOR ACTIONS OF OTHER PERSONS.

            (a) Domestic Subcustodians, Foreign Subcustodians and Agents. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian, Foreign Subcustodian or Agent (other than an agent appointed pursuant to section 4.2(b)) to the same extent as if such action or omission were performed by the Custodian itself pursuant to this Agreement. In the event of any Losses suffered or incurred by the Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian, Foreign Subcustodian or Agent (other than an agent appointed pursuant to section 4.2(b)) for which the Custodian would be directly liable if such actions or omissions were those of the Custodian, the Custodian shall promptly reimburse the Fund in the amount of any such Losses.

            (b) Interim Subcustodians. Notwithstanding the provisions of section
5.1 to the contrary, the Custodian shall not be liable to the Fund for any Losses suffered or incurred by the Fund resulting from the actions or omissions of an Interim Subcustodian or an agent appointed pursuant to section 4.2(b) unless such Losses are caused by, or result from, the negligence, misfeasance or misconduct of the Custodian; provided that in the event of any Losses (whether or not caused by or resulting from the negligence, misfeasance or misconduct of the Custodian), the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian or agent to protect the interests of the Fund.

            (c) Securities Systems and Foreign Depositories. Notwithstanding the provisions of section 5.1 to the contrary, the Custodian shall not be liable to the Fund for any Losses suffered or incurred by the Fund resulting from the use by the Custodian or any Subcustodian of a Securities System or Foreign Depository, unless such Losses are caused by, or result from, the negligence, misfeasance or misconduct of the Custodian; provided that in the event of any such Losses, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System or Foreign Depository, as the case may be, to protect the interests of the Fund.

            (d) Reimbursement of Expenses. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this section 5.2, provided that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

            5.3. INDEMNIFICATION.

            (a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees for all Losses suffered or incurred by the Custodian or its nominee (including Losses suffered under the Custodian's indemnity obligations to Subcustodians) caused by or arising from actions taken by the Custodian in the performance of its duties and obligations under this Agreement, provided that such indemnity shall not apply to Losses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or any Subcustodian, Securities System, Foreign Depository or their respective nominees. In addition, the Fund agrees to indemnify the Custodian against any liability incurred by reason of taxes assessed to the Custodian, any Subcustodian, any Securities System, any Foreign Depository, and their respective nominees, or other Losses incurred by such persons, resulting from the fact that securities and other property of the Fund are registered in the name of such persons, provided that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against such persons.

            (b) Notice of Litigation, Right to Prosecute, etc. The Fund shall not be liable for indemnification under this section 5.3 unless the person seeking indemnification shall have notified the Fund in writing (i) within such time after the assertion of any claim as is sufficient for such person to determine that it will seek indemnification from the Fund in respect of such claim or (ii) promptly after the commencement of any litigation or proceeding brought against such person, in respect of which indemnity may be sought; provided that in the case of clause (i) of this section 5.3(b) the Fund shall not be liable for such indemnification to the extent the Fund is disadvantaged by any such delay in notification. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to the person seeking indemnification, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation, provided that such person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing its obligation to indemnify such person with respect to such litigation or proceeding. If the Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such person shall reasonably prosecute such litigation or proceeding. A person seeking indemnification hereunder shall not consent to the entry of any judgment or enter into any settlement of any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment and without the Fund's prior written consent, which consent shall not be unreasonably withheld or delayed. All persons seeking indemnification hereunder shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

            5.4. INVESTMENT LIMITATIONS. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for the Fund, the Custodian shall not be liable to the Fund, and the Fund agrees to indemnify the Custodian and its nominees, for any Losses suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which the Fund is subject.

            5.5. FUND'S RIGHT TO PROCEED. Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the

Custodian's rights against any Subcustodian, Securities System, Foreign Depository or other person for Losses caused the Fund by such Subcustodian, Securities System, Foreign Depository or other person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Foreign Depository or other person which the Custodian may have as a consequence of any such Losses, if and to the extent that the Fund has not been made whole for such Losses. If the Custodian makes the Fund whole for such Losses, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System, Foreign Depository or other person. Upon the Fund's election to enforce any rights of the Custodian under this section 5.5, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the Losses incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under section 5.3 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the Losses incurred by the Fund without the Custodian's consent; and provided further that if the Fund has not made an acknowledgment of its obligation to indemnify the Custodian, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund's enforcement of any rights of the Custodian. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this section 5.5, provided that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

                                   ARTICLE VI

                                     RECORDS

                                                             RECORDS

            6.1. PREPARATION OF REPORTS. The Custodian shall, as reasonably requested by the Fund, assist generally in the preparation of reports to Fund shareholders, regulatory authorities and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by Proper Instructions.

            6.2. CUSTODIAN'S BOOKS AND RECORDS. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the account of the Fund as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in physical possession, (ii) securities in transfer,
(iii) securities borrowed, loaned or collateralizing obligations of the Fund,
(iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of collateral), and (v) dividends and interest received; and (c) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC (including, but not limited to, books and records required to be maintained under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder), and any other applicable Federal, State and foreign tax laws and administrative regulations. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

            All books and records maintained by the Custodian pursuant to this Agreement and any insurance policies and fidelity or similar bonds maintained by the Custodian shall be made available for inspection and audit at reasonable times by officers of, attorneys for, and auditors employed by, the Fund and the Custodian shall promptly provide the Fund with copies of all reports of its independent auditors regarding the Custodian's controls and procedures.

            6.3. OPINION OF FUND'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of any periodic reports to or filings with the SEC and with respect to any other requirements of the SEC.

            6.4. REPORTS OF CUSTODIAN'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

            6.5. INFORMATION REGARDING FOREIGN SUBCUSTODIANS AND FOREIGN DEPOSITORIES. (a) The Custodian shall use reasonable efforts to assist the Fund in obtaining the following with respect to any country in which any assets of the Fund are held or proposed to be held:

            (1) information concerning whether, and to what extent, applicable foreign law would restrict the access afforded the Fund's independent public accountants to books and records kept by a foreign custodian or foreign securities depository used, or proposed to be used, in that country;

            (2) information concerning whether, and to what extent, applicable foreign law would restrict the Fund's ability to recover its assets in the event of the bankruptcy of a foreign custodian or foreign securities depository used, or proposed to be used, in that country;

            (3) information concerning whether, and to what extent, applicable foreign law would restrict the Fund's ability to recover assets that are lost while under the control of a foreign custodian or foreign securities depository used, or proposed to be used, in that country;

            (4) information concerning the likelihood of expropriation, nationalization, freezes or confiscation of the Fund's assets in that country;

            (5) information concerning whether difficulties in converting the Fund's cash and cash equivalents held in that country into U.S. Dollars are reasonably foreseeable, including without limitation as a result of applicable foreign currency exchange regulations;

            (6) information concerning the financial strength, general reputation and standing and ability to perform custodial services of each foreign custodian or foreign securities depository used, or proposed to be used, in that country;

            (7) information concerning whether each foreign custodian or foreign securities depository used, or proposed to be used, in that country would provide a level of safeguards for maintaining the Fund's assets not materially different from that provided by the Custodian in maintaining the Fund's securities in the United States;

            (8) information concerning whether each foreign custodian or foreign securities depository used, or proposed to be used, in that country has offices in the United States in order to facilitate the assertion of jurisdiction over and enforcement of judgments against such custodian or depository;

            (9) as to each foreign securities depository used, or proposed to be used, in that country information concerning the number of participants in, and operating history of, such depository; and

            (10) such other information as may be requested by the Fund to ensure compliance with Rule 17f-5 under the 1940 Act.

            (b) During the term of this Agreement, the Custodian shall use reasonable efforts to provide the Fund with prompt notice of any material changes in the facts or circumstances upon which any of the foregoing information or statements were based.

            (c) Upon request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; and (ii) the countries in which and the Foreign Depositories through which each such Foreign Subcustodian or the Custodian is then holding cash, securities and other assets of the Fund.

                                   ARTICLE VII

                                 CUSTODIAN FEES

            The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with the following sentence, shall be billed to the Fund in such a manner as to permit payment either by a direct cash payment to the Custodian or by placing Fund portfolio transactions with the Custodian resulting in an agreed-upon amount of commissions being paid to the Custodian within an agreed-upon period of time. The Custodian shall be entitled to receive reimbursement from the Fund on demand for its cash disbursements and expenses (including cash disbursements and expenses of any Subcustodian or Agent for which the Custodian has reimbursed such Subcustodian or Agent) permitted by this Agreement, but excluding salaries and usual overhead expenses, upon receipt by the Fund of reasonable evidence thereof.

                                  ARTICLE VIII

                                  TERMINATION

            This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. In the event of termination, the Custodian shall be entitled to receive prior to delivery of the securities, cash and other assets held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Article VII, upon receipt by the Fund of a statement setting forth such fees and expenses.

            In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other assets owned by the Fund and held by the Custodian or any Subcustodian or Agent shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

            9.1. EXECUTION OF DOCUMENTS. Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

            9.2. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof.

            9.3. WAIVERS AND AMENDMENTS. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided that Appendix B listing the Foreign Subcustodians and Foreign Depositories approved by the Fund and

Appendix C listing quotation and information sources may be amended from time to time to add or delete one or more of such entities or sources by delivery to the Custodian of a revised Appendix B or C executed by an Authorized Person, such amendment to take effect immediately upon execution of the revised Appendix B or C by the Custodian.

            In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

            9.4. CAPTIONS. The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

            9.5. GOVERNING LAW. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

            9.6. NOTICES. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 345 Park Avenue, New York, NY 10154 or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109,
Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

            9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights hereunder without the prior written consent of the other party.

            9.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

            9.9. REPRESENTATIVE CAPACITY; NONRECOURSE OBLIGATIONS. The Custodian agrees that any claims by it against the Fund under this Agreement may be satisfied only from the assets of the Fund; that the person executing this Agreement has executed it on behalf of the Fund and not individually, and that the obligations of the Fund arising out of this Agreement are not binding upon such person or the Fund's shareholders individually but are binding only upon the assets and property of the Fund; and that no shareholders, directors or officers of the Fund may be held personally liable or responsible for any obligations of the Fund arising out of this Agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

                                        BROWN BROTHERS HARRIMAN & CO.

                                        per pro
                                                ---------------------
                                                Name:
                                                Title:

                                        SCUDDER MUTUAL FUNDS, INC.

                                        By:
                                           --------------------------
                                           Name: Julian F. Sluyters
                                           Title: President

                                APPENDIX A TO THE
                           CUSTODIAN AGREEMENT BETWEEN
                    SCUDDER COMMONDITIES STOCK FUND, INC. AND
                          BROWN BROTHERS HARRIMAN & CO.

                             DATED AS OF ___________

              PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST

            As security for any Advances (as defined in the Custodian Agreement) of the Fund, the Fund shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix A.

      SECTION 1. DEFINED TERMS. As used in this Appendix A the following terms shall have the following respective meanings:

      (a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

      (b) "Collateral" shall mean those securities having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Fund) equal to the aggregate of all Advance Obligations of the Fund that are
(i) identified in any Pledge Certificate executed on behalf of the Fund or (ii) designated by the Custodian for the Fund pursuant to Section 3 of this Appendix
A. Such securities shall consist of marketable securities held by the Custodian on behalf of the Fund or, if no such marketable securities are held by the Custodian on behalf of the Fund, such other securities designated by the Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix A.

      (c) "Advance Obligations" shall mean the amount of any outstanding Advance(s) provided by the Custodian to the Fund together with all accrued interest thereon.

      (d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached as Exhibit 1 to this Appendix A, executed by a duly authorized officer of the Fund and delivered by the Fund to the Custodian by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

      (e) "Release Certificate" shall mean a Release Certificate in the form attached as Exhibit 2 to this Appendix A, executed by a duly authorized officer of the Custodian and delivered by the

Custodian to the Fund by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

      (f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the Fund and the Custodian shall agree in writing.

      SECTION 2. PLEDGE OF COLLATERAL. To the extent that any Advance Obligations of the Fund are not satisfied by the close of business on the first Business Day following the Business Day on which the Fund receives a Written Notice requesting security for such Advance Obligation and stating the amount of such Advance Obligation, the Fund shall pledge, assign and grant to the Custodian a first priority security interest in Collateral specified by the Fund by delivering to the Custodian a Pledge Certificate executed by the Fund describing such Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Notice of Advance (as defined in the Custodian Agreement) relating to the applicable Advance Obligation.

      SECTION 3. FAILURE TO PLEDGE COLLATERAL. In the event that the Fund shall fail (a) to pay the Advance Obligation described in such Written Notice, (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2, or (c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the Fund, specify Collateral which shall secure the applicable Advance Obligation. The Fund hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the Fund of such Written Notice, and provided further that if the Custodian specifies Collateral in which a first priority security interest has already been granted, the security interest pledged, assigned and granted hereunder shall be a security interest that is not a first priority security interest.

      SECTION 4. DELIVERY OF ADDITIONAL COLLATERAL. If at any time the Custodian shall notify the Fund by Written Notice that the fair market value of the Collateral securing any Advance Obligation is less than the amount of such Advance Obligation, the Fund shall deliver to the Custodian, within one Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If the Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Advance Obligation in accordance with Section 3 of this Appendix A.

      SECTION 5. RELEASE OF COLLATERAL. Upon payment by the Fund of any Advance Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to the Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by the Fund on account of such Advance Obligation. In addition, if at any time the Fund shall notify the Custodian by Written Notice that the Fund desires that specified Collateral be released and (a) that the fair market value of the Collateral securing any Advance Obligation exceeds the amount of such Advance Obligation, or (b) that the Fund has delivered a Pledge Certificate pursuant to Section 6 substituting Collateral in respect of such Advance Obligation, the Custodian shall deliver to the Fund, within one Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

      SECTION 6. SUBSTITUTION OF COLLATERAL. The Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by the Fund, indicating the securities pledged as Collateral.

      SECTION 7. SECURITY FOR FUND ADVANCE OBLIGATIONS. The pledge of Collateral by the Fund shall secure only Advance Obligations of the Fund. In no event shall the pledge of Collateral by the Fund be deemed or considered to be security for any other types of obligations of the Fund to the Custodian or for the Advance Obligations or other types of obligations of any other fund.

      SECTION 8. CUSTODIAN'S REMEDIES. Upon (a) the Fund's failure to pay any Advance Obligation of the Fund within thirty days after receipt by the Fund of a Written Notice demanding security therefor, and (b) one Business Day's prior Written Notice to the Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Advance Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Advance Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set-off to which it may now or hereafter be or become entitled with respect to any obligations of the Fund to the Custodian arising under this Appendix A to the Custodian Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

                                     BROWN BROTHERS HARRIMAN & CO.

                                     per pro
                                             ---------------------
                                             Name:
                                             Title:

                                     SCUDDER GLOBAL COMMODITIES STOCK FUND, INC.

                                     By:
                                        --------------------------
                                        Name: Julian F. Sluyters
                                        Title: President

                                    EXHIBIT 1
                                       TO
                                   Appendix A

                               PLEDGE CERTIFICATE

            This Pledge Certificate is delivered pursuant to the Custodian Agreement dated as of _____________________ (the "Agreement"), between _____________________ (the "Fund") and Brown Brothers Harriman & Co. (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or
Section 4] of Appendix A attached to the Agreement, the Fund hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Schedule A attached to this Pledge Certificate (collectively, the "Pledged Securities"). Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Advance Obligations of the Fund described in that certain Written Notice dated __________, 19___, delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respects to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix A attached hereto.

            IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be executed in its name, on behalf of the Fund this _____ day of _________, 19___



                                                    By: ________________________

                                                    Name: ______________________

                                                    Title: _____________________

                                   SCHEDULE A
                                       TO
                               PLEDGE CERTIFICATE


                  Type of          Certificate/CUSIP          Number of
Issuer            Security         Numbers                    Shares
------            --------         -------                    ------

                                    EXHIBIT 2
                                       TO
                                   Appendix A

                               RELEASE CERTIFICATE


      This Release Certificate is delivered pursuant to the Custodian Agreement dated as of _________, 199_ (the "Agreement"), between _______________________
(the "Fund") and Brown Brothers Harriman & Co. (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix A attached to the Agreement, the Custodian hereby releases the securities listed on Schedule A attached to this Release Certificate from the lien under the [Pledge Certificate dated __________, 19 or the Written Notice delivered pursuant to Section 3 of Appendix A dated ___________, 19 ].

      IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to be executed in its name and on its behalf this ____ day of 19__.

                                                   Brown Brothers Harriman & Co.

                                                   By: ________________________

                                                   Name: ______________________

                                                   Title: _____________________

                                   SCHEDULE A
                                       TO
                               RELEASE CERTIFICATE


                  Type of           Certificate/CUSIP         Number of
Issuer            Security          Numbers                   Shares
------            --------          -------                   ------

                                  APPENDIX "C"
                                       TO
                              CUSTODIAN AGREEMENT

                                    BETWEEN

                  SCUDDER GLOBAL COMMODITIES STOCK FUND, INC.

                       and BROWN BROTHERS HARRIMAN & CO.

                          Dated as of __________, 2004

The following is a list of Funds for which the Custodian shall serve under a Custodian Agreement dated as of __________, 2004 (the "Agreement")

                   Scudder Global Commodities Stock Fund, Inc.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in the name and on behalf of each such Fund.

SCUDDER                                 BROWN BROTHERS HARRIMAN & CO.



By:                                     By:
     ----------------------                  ----------------------
Name:                                   Name:
      ---------------------                   ---------------------
Title:                                  Title:
       --------------------                    --------------------

                          BROWN BROTHERS HARRIMAN & CO.

                                    EXHIBIT H

                          Brown Brothers Harriman & Co.
                           Global Custody Fee Proposal
                                  on behalf of
                         Scudder Kemper Investments Inc.

                                __________, 2004

Market                                   Asset Charge (basis points)                 Trade Instruction Charge (USD)
Argentina                                               25 b.p.                                   $75
Australia                                               5 b.p.                                    $60
Austria                                                 6 b.p.                                    $80
Bahrain                                                 40 b.p.                                   $150
Bangladesh                                              45 b.p.                                   $150
Belgium                                                 6 b.p.                                    $60
Botswana                                                60 b.p.                                   $175
Brazil (including Administration,                       25 b.p.                                   $50
excluding The Brazil Fund, Inc.)
Canada                                                   3 b.p                                    $25
Chile                                                   35 b.p.                                   $75
China                                                   35 b.p.                                   $60
Colombia                                                60 b.p.                                   $100
Czech Republic                                          35 b.p.                                   $75
Denmark                                                 5 b.p.                                    $80
Euroclear                                               3 b.p.                                    $35
Ecuador                                                 50 b.p.                                   $125

Market                                   Asset Charge (basis points)                 Trade Instruction Charge (USD)
Egypt                                                   40 b.p.                                   $175
Finland                                                 8 b.p.                                    $60
France                                                  5 b.p.                                    $60
Germany                                                3.5 b.p.                                   $35
Ghana                                                   60 b.p.                                   $175
Greece                                                  50 b.p.                                   $150
Hong Kong                                               6 b.p.                                    $60
Hungary                                                 45 b.p.                                   $175
India                                                   40 b.p.                                   $125
Indonesia                                               15 b.p.                                   $75
Israel                                                  30 b.p.                                   $150
Italy                                                   6 b.p.                                    $50
Japan                                                   3 b.p.                                    $25
Jordan                                                  50 b.p.                                   $175
Kenya                                                   60 b.p.                                   $175
Korea                                                   16 b.p.                                   $50
The Korea Fund, Inc.                                   14.5 b.p.                                  $50
Lebanon                                                 40 b.p.                                   $150
Malaysia                                                8 b.p.                                    $50
Mauritius                                               40 b.p.                                   $150
Mexico                                                  12 b.p.                                   $50
Morocco                                                 40 b.p.                                   $150
Namibia                                                 40 b.p.                                   $150
Netherlands                                             6 b.p.                                    $35

Market                                   Asset Charge (basis points)                 Trade Instruction Charge (USD)
New Zealand                                             6 b.p.                                    $45
Norway                                                  6 b.p.                                    $60
Oman                                                    40 b.p.                                   $150
Pakistan                                                40 b.p.                                   $125
Peru                                                    50 b.p.                                   $150
Philippines                                             18 b.p.                                   $100
Poland                                                  50 b.p.                                   $100
Portugal                                                20 b.p.                                   $100
Russia                                                  65 b.p.                                   $250
Singapore                                               6 b.p.                                    $75
Slovakia                                                35 b.p.                                   $75
South Africa                                            10 b.p.                                   $50
Spain                                                   8 b.p.                                    $60
Sri Lanka                                               20 b.p.                                   $75
Swaziland                                               60 b.p.                                   $175
Sweden                                                  6 b.p.                                    $60
Switzerland                                             5 b.p.                                    $75
Taiwan                                                  25 b.p.                                   $75
Thailand                                                12 b.p.                                   $50
Turkey                                                  35 b.p.                                   $75
Uruguay                                                 50 b.p.                                   $150
Venezuela                                               35 b.p.                                   $125
Zambia                                                  60 b.p.                                   $175
Zimbabwe                                                60 b.p.                                   $175

Market                                   Asset Charge (basis points)                 Trade Instruction Charge (USD)
United States                            .8 b.p. on first $100 million                           $8.00
                                         .5 b.p. on all next $400 million
                                         .3 b.p. on all above $500 million


Other Transaction Fees


DTC, FBE, PTC                                                $ 8.00
Affirmation Charge                                           $ 1.00
U.S. Physical Securities                                     $25.00
Short-Term Instruments (time deposits, BA, CP, CD, repos)    $25.00
Maturities                                                   $15.00
Third Party FX                                               $35.00
Derivatives (futures, options, hedges, swaps)                $35.00
Incoming/Outgoing wires                                      $10.00
Security Instruction Corrections/Cancellations/Repair        $15.00
Check Processing                                             $10.00
Euroclear Deposit/Withdrawal                                 $75.00


Annual Account Minimum:                     $10,000

Subcustodian Out-of-Pocket Expenses

      Subcustodian out-of-pocket expenses are statutory taxes or other charges mandated in the local market which are passed on without markup to the Funds. The level of out-of-pocket expenses depends on the geographical composition of the Fund and trading activity. Subcustodian out-of-pocket expenses reimbursable to BBH&Co. will be added to each monthly invoice. Subcustodian out-of-pocket expenses may be revised from time to time.

Brown Brothers Harriman & Co. Out-of-Pocket Expenses

      BBH&Co. out-of-pocket expenses including but not limited to extraordinary telecommunications expenses, audit reporting, legal fees including sophisticated investor letter processing, postage including overnight and courier, shipping insurance, duplication charges, forms and supplies, proxy charges, consolidation and reorganization charges, fractional share liquidation charges, and customized reporting and programming would be additional. The cost of obtaining market quotations and local administration charges if arranged through BBH&Co. would be for the account of the Fund.

OPPORTUNITIES FOR ADDITIONAL SAVINGS

      Relationship Discount:

      - A 10 percent reduction will be applied against the asset based custody fee on assets between $10 billion and $15 billion.

      - a 15 percent reduction will be applied against the asset based custody fee on assets in excess of $15 billion.

NOTES

Fees for additional markets will be negotiated prior to investment and based upon local market conditions at time of investment.

This schedule assumes that trade instructions will be sent in properly formatted SWIFT or ISITC protocol, or another mutually agreed upon automated means. A $25 manual trade instruction charge will be incurred six months from the effective date of this schedule. BBH&Co. has a readily available economic solution to trade communication and messaging. We agree to lead project management of an automation effort for Scudder.

                      AMENDMENT TO THE CUSTODIAN AGREEMENT

            THIS AMENDMENT, dated as of __________, 2004 between SCUDDER GLOBAL COMMODITIES STOCK FUND, INC. the "Fund"), a Maryland Corporation organized as an closed-end management investment company under the laws of Maryland and registered with the Commission under the 1940 Act, and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York ("BBH&Co." or the "Custodian"), amends the Custodian Agreement between the parties dated __________, 2004 (the "Custodian Agreement").

                                   WITNESSETH:

            WHEREAS, the Fund has employed BBH&Co. to act as custodian for the Fund and to provide related services, all as provided in the Custodian Agreement;

            WHEREAS, the Securities and Exchange Commission has promulgated Rules 17f-5 and 17f-7 under the Investment Company Act of 1940 which establish rules regarding the Fund's investments held outside the United States by subcustodians or through Securities Depositories; and

            WHEREAS, BBH&Co. is willing to provide services in connection with such Rules in accordance with the terms of this Amendment to the Custodian Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

            1. That Article II - Powers and Duties of Custodian shall be amended by the inclusion of the following subsection:

            2.26 DEPOSIT OF FUND ASSETS IN FOREIGN SECURITIES DEPOSITORIES. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository either meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Sub-section 2.26.1 of this Section. An instruction to open an account in a given country shall comprise authorization for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

      2.26.1 Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Fund with a Securities Depository, the
      Custodian: (a) shall provide to the Fund, its investment adviser or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A), and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its investment adviser of any material changes in such risk in accordance with Rule 17f-7(a)(I) (i)(B). in performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties in accordance with the standard of care set forth above in this sub-section 2.26.1. The risk assessment shall be provided to the Fund or its Investment Adviser or its authorized representative by such means as the Custodian shall reasonably establish. The form and substance of the risk assessment shall be agreed upon by the parties. Advice of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

            2. That Article IV - Subcustodians shall be amended by the inclusion of the following at the end of Sub-section 4.2.(a) Foreign Subcustodians and Interim Subcustodians:

      (a)(1) DELEGATION OF DIRECTORS/TRUSTEES REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Directors/Trustees. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

            3. In addition, that the definitions under the Custodian Agreement shall be amended with the addition modification of the following:

      FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by
      Section 2(a)(50) of the 1940 Act.

      SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

All defined terms used herein shall have the meaning given to such terms in the Custodian Agreement as amended by this Amendment.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

                                        SCUDDER GLOBAL COMMODITIES STOCK FUND,
                                        INC.



                                        By:
                                            ---------------------------
                                            Name:
                                            Title:

                                        By: BROWN BROTHERS HARRIMAN & CO.

                                        By:
                                            ---------------------------
                                            Name:
                                            Title:

                            17F-5 DELEGATION SCHEDULE

            By its execution of this Delegation Schedule, SCUDDER GLOBAL COMMODITIES STOCK FUND, INC. (the "Fund"), a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, (the "1940 Act"), acting through its Directors/Trustees or its duly appointed representative, hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Foreign Custody Manager"), as its delegate to perform certain functions with respect to the custody of Fund's Foreign Assets outside the United States.

            1. Maintenance of Fund's Foreign Assets Abroad. The Fund, acting through its Directors/Trustees or its duly authorized representative, hereby instructs the Foreign Custody Manager pursuant to the terms of the Custodian Agreement to place and maintain the Fund's Foreign Assets within the countries listed on the attached Foreign Custody Network. Such instruction shall constitute an instruction under the terms of the Custodian Agreement. Countries may be added to the Foreign Custody network by written instruction of the Fund that is accepted and agreed to in writing by the Custodian. With respect to amendments to the Foreign Custody Network, the Fund acknowledges that - (a) the Foreign Custody Manager shall perform services hereunder only with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice may be required before the Foreign Custody Manager shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Foreign Custody Manager to provide delegated or custodial services in any country not listed on the Foreign Custody Network until such amended Foreign Custody Network has been accepted by the Foreign Custody Manager in accordance herewith.

            2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Directors/Trustees hereby delegates to the Foreign Custody Manager, and the Foreign Custody Manager hereby accepts such delegation and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Foreign Assets in each of the countries set forth in Attachment A as amended from time to time in accordance with the terms of Section 1 of this Delegation Schedule. The Foreign Custody Manager is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Foreign Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith.

            3. Selection of Eligible Foreign Custodian and Contract Administration. The Foreign Custody Manager shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

            (a) Selection of Eligible Foreign Custodian. The Foreign Custody Manager shall place and maintain the Fund's Foreign Assets with an Eligible Foreign Custodian; provided that the Foreign Custody Manager shall have determined that the Fund's Foreign Assets will be subject to reasonable care based on, the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

            (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to; the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

            (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Foreign Assets, including, but not limited to, the adequacy of the Eligible Foreign Custodian's capital with regard to protecting the Fund's assets against the risk of loss due to such Eligible Foreign Custodian's insolvency;

            (iii) The Eligible Foreign Custodian's general reputation and standing; and

            (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Foreign Custody Manager shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it in accordance with the standard of care set forth in
Section 8 of this Schedule.

            (b) Contract Administration. The Foreign Custody Manager shall cause that the foreign custody arrangements with an eligible Foreign Custodian shall be governed by a written contract that the foreign Custody Manager has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in section 3(a) of this Delegation Schedule. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

            (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

            (ii) That the Fund's Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

            (iii) That beneficial ownership of the Fund's Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

            (iv) That adequate records will be maintained identifying the Fund's Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

            (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

            (vi) That the Foreign Custody Manager on behalf of the Fund will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Foreign Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Foreign Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Foreign Assets as the specified provisions, in their entirety.

            (c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Foreign Custody Manager and shall not apply to Securities Depositories or to any Eligible foreign Custodian that the Foreign Custody Manager is directed to use pursuant to Section 7.

            4. Monitoring. The Foreign Custody Manager shall establish a system to monitor at reasonable intervals , (i) the appropriateness of maintaining the Fund's Foreign Assets with each Eligible foreign Custodian that has been selected by the Foreign Custody Manager pursuant to Section 3 of this Delegation Schedule; and (ii) the performance of the contract governing custody arrangements established by the Foreign Custody Manager with each Eligible Foreign Custodian. The Foreign Custody Manager shall monitor the continuing appropriateness of placement of the Fund's Foreign Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule and other relevant criteria. The Foreign Custody Manager shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule and other relevant criteria.

            5. Reporting. At least annually and more frequently as the Directors/Trustees deems reasonable and appropriate based on the circumstances, the Foreign Custody Manager shall provide to the Directors/Trustees written reports specifying placement of the Fund's Foreign Assets with each Eligible Foreign Custodian selected by the Foreign Custody Manager pursuant to Section 3 of this Delegation Schedule and shall promptly report to the Directors/Trustees as to any material changes to such foreign custody arrangements. The Foreign Custody Manager will prepare such a report with respect to any Eligible Foreign Custodian that the Foreign Custody Manager has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.

            6. Withdrawal of Fund's Foreign Assets. If the Foreign Custody Manager determines that an arrangement with a specific Eligible Foreign Custodian selected by the Foreign Custody Manager under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, the Foreign Custody Manager shall promptly notify the Fund of such fact and shall withdraw the Fund's Foreign Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Foreign Custody Manager, such withdrawal would require liquidation of any of the Fund's Foreign Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Foreign Assets, it shall be the duty of the Foreign Custody Manager to provide information regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its Investment Adviser with respect to such liquidation or other withdrawal.

            7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Directors/Trustees, its Investment Adviser or its other authorized representative, may direct the Foreign Custody Manager to place and maintain the Fund's Foreign Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Foreign Custody Manager shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

            8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets would exercise.

            9. Representations. The Foreign Custody Manager hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Foreign Custody Manager and is a legal, valid and binding agreement of the Foreign Custody Manager.

            The Fund hereby represents and warrants that its Directors/Trustees has determined that it is reasonable to rely on the Foreign Custody Manager to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

            10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Foreign Custody Manager, as indicated by the date set forth below the Foreign Custody Manager's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

            11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

            12. Definitions. Capitalized terms in this Delegation Schedule have the following meanings:

            a. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

            b. Fund's Foreign Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

            c. Proper instructions - shall have the meaning set forth in the Custodian Agreement.

            d. Securities Depository - shall mean "eligible securities depository" as such term is defined in Rule 17f-7.

            e. U.S. Bank - Shall have the meaning set forth in Rule 17f-5 (a)
(7).

            13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts for of the state courts of either such State or such Commonwealth.

            14. Fees. Foreign Custody Manager shall perform its functions under this Delegation Schedule or the compensation determined under the Custodian Agreement.

            15. Integration. This Delegation Schedule sets forth all of the Foreign Custody Manager's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Foreign Custody Manager's obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                   SCUDDER GLOBAL COMMODITIES STOCK FUND, INC.



                   By:
                       -------------------------
                            Name:
                            Title:

                   By:      BROWN BROTHERS HARRIMAN & CO.



                   By:
                       -------------------------
                            Name:
                            Title:



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